UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2012

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(b), (e) On January 2, 2012, we agreed with Robert Mittendorff, our Vice President of Marketing and Business Development, that his employment with us would end. His last day as our employee will be January 20, 2012. Pursuant to our pre-existing Retention Agreement with Dr. Mittendorff, provided that he executes a release of claims arising from his employment and its termination, we will (i) pay him his base salary for six months following the termination of his employment and (ii) pay his COBRA premiums for up to six months. In addition, provided that Dr. Mittendorff signs and does not revoke his release of claims agreement, we have agreed that Dr. Mittendorff will remain eligible to vest in up to 37,500 performance restricted stock units that vest based on the achievement of 2011 corporate and departmental milestones, even though such vesting decision may be made following his last day of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: January 6, 2012	/s/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer

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